CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and  “Independent Registered Public Accounting Firm and Legal Counsel” and to the use of our report dated May 22, 2015, in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Evanston Alternative Opportunities Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-191847).

/s/ ERNST & YOUNG LLP

Chicago, Illinois
May 22, 2015